- 1 -
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-KA

                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of

                                1934.

   Date of Report (Date of earliest Event Reported): May 10, 1995

                     COMTEC INTERNATIONAL, INC.

       (Exact name of registrant as specified in its charter)


       New Mexico             0-12116    75-2456757
       (State of other juris-             (Commission  (I.R.S. Employer
       diction of incorporation          File Number)  Identification No.)


10855 East Bethany Drive
Aurora, Colorado                                  80014
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number including area code: (303) 743-7983

Former name or former address if changed since last report: Nattem, USA, Inc.
                                            Address: Same as above

The Exhibit Index required by Item 601 of Regulations S-K appears on Page 2 of this Report.

Item 1. Changes in Control of Registrant.  NONE

Item 2. Acquisition or Disposition of Assets.

1. Expiration of Option to Acquire SMR Licenses. On July 31, 1995, the Registrant (through the Registrant's wholly owned subsidiary, Key Communications Group Inc.) entered into a written agreement with Mobile One Communications, Inc., a Colorado corporation ("MOC") wherein MOC granted the Registrant the exclusive right and option to acquire SMR licenses and equipment and manage said licenses during the four month option period ended November 30, 1995. The purchase price for the licenses and equipment was $800,000 inclusive of 300,000 shares of the Registrant's common stock valued at $.75 per share or an aggregate of $225,000. Key paid $50,000 to MOC for this option. which expired on November 15, 1995. Additional payments are also required in connection with this option. The agreement provided for all stock and cash payments to be held in escrow pending approval of the Federal Communications Commission of the proposed license transfers. The Registrant defaulted in its obligations under the agreement with MOC and the escrow cash has been released to Mobile One Communications, Inc.

2. Acquisition of SMR Channels. On August 5, 1995, the Registrant (through the Registrant's wholly owned subsidiary, Key Communications Group Inc.) entered into a written agreement with Omni Range Communications LLC, a Colorado limited liability Registrant ("Omni") to acquire contracts to manage certain SNM channels and options to acquire additional SMR channels from unaffiliated third parties (aggregating 185 channels) in consideration for a purchase price of $75,000. The purchase price was payable $25,000 in cash and the balance by a 90 day $50,000 promissory note secured by a second deed of trust to the Registrant's real estate in Aurora, Colorado. As additional consideration, also agreed to construct and warrant ten of the acquired channels within 30 days of closing, or such other date as may be mutually agreed upon by the parties. The Registrant is in default under the note given to Omni. Under the terms of the Agreement, Omni is entitled to foreclose its lien on property on which the Registrant maintains principle business office. As of the date of this letter, Omni has verbally agreed to extend the Registrant's obligation,

Item 3. Bankruptcy or Receivership: None

Item 4. Change in Registrant's Certifying Accountant.  None

Item 5. Other Events.  None

Item 6. Change in Directors:

On May 7, 1996, Thomas Moscariello was elected Vice President of Marketing and Sales and elected to the Board of Directors. On July 16, 1996, Mitchell B. Chi, Chief Operating Officer was elected to the Board of Directors.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements on Key Communications Group and Key Car Finance Company for the periods ended December 31, 1994 and April 30, 1995. See Index to Financial Statements beginning on page 4.

Exhibits

The following documents are filed herewith or incorporated herein by reference as Exhibits:
         1.0       Not applicable.
         2.0       Not applicable.
         4.0       Not applicable,
         16.0.     Not applicable.
         17.0      Not applicable.
         20.0      Not applicable.
         23.0      Not applicable.
         24.0      Not applicable.
         27.0      Not applicable


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    Aurora, Colorado
             September 17, 1996

                     COMTEC INTERNATIONAL, INC.

                              By: /s/ donald g. mack
                              Donald G. Mack, President and Chief
Executive Officer